As filed with the Securities and Exchange Commission on December 13, 2005
                                                   Registration No. 333-123441


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         HARTFORD LIFE INSURANCE COMPANY
 (As sponsor and as the depositor of the Hartford Life Secured Trusts described herein and as issuer of the funding agreements described herein)
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                                   06-0974148
                     (I.R.S. Employer Identification Number)
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 547-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         ------------------------------


                       PLEASE ADDRESS ALL COMMUNICATIONS TO:

                                 JOHN F. KENNEDY
                         HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 843-6320

 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                         ------------------------------


                                   COPIES TO:

         STEVEN J. SLUTZKY                        PERRY J. SHWACHMAN
         MATTHEW E. KAPLAN                        ANTHONY J. RIBAUDO
      DEBEVOISE & PLIMPTON LLP              SIDLEY AUSTIN BROWN & WOOD LLP
         919 THIRD AVENUE                      ONE SOUTH DEARBORN STREET
     NEW YORK, NEW YORK 10022                  CHICAGO, ILLINOIS 60603
          (212) 909-6000                            (312) 853-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth those expenses to be incurred by Hartford Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.


Securities and Exchange Commission filing fee...............    $  588,500
Fees and expenses of Trustees...............................    $   15,000
Printing and engraving expenses.............................    $   40,000
Accountant's fees and expenses..............................    $   10,000
Legal fees and expenses.....................................    $   55,000
Rating agency fees..........................................    $  680,000
Miscellaneous expenses......................................    $   10,000
                                                                ----------
      Total.................................................    $1,398,500
                                                                ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

HARTFORD LIFE INSURANCE COMPANY

Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes ("CGS") provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(5)(b), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(5)(b). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors. Consistent with the statutes referenced above, under the Depositor's Certificate of Incorporation, the Depositor must indemnify directors for liability except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate to receive an improper personal gain; (c) showed a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation; or (e) created liability under section 33-757 relating to unlawful distributions.

The Depositor's Certificate of Incorporation also permits the Depositor, at the discretion of the board of directors, to indemnify any current or former director, officer, employee or agent of the corporation to the fullest extent permitted by law. Accordingly, under the Depositor's bylaws, the Depositor must, to the fullest extent permitted by applicable law, indemnify directors and officers of the Depositor against all expenses, including attorney's fees, in connection with any proceeding by reason of the fact that such person was a director or officer of the Depositor.

Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation. Consistent with the statute, the directors and officers of Hartford Life Insurance Company are covered under a directors and officers liability insurance policy.

ITEM 16.  EXHIBITS.

   EXHIBIT
   NUMBER      DESCRIPTION
------------   -----------


     1.1* Standard Distribution Agreement Terms to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein.

     1.2* Form of Distribution Agreement to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein (included as Section C of the Omnibus Instrument filed as Exhibit 4.11 hereto.)

     4.1* Standard Indenture Terms to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and Wilmington Trust Company, as trustee.

     4.2* Form of Indenture to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and a Hartford Life Global Funding Trust (included as Section B of the Omnibus Instrument filed as
               Exhibit 4.11 hereto.)

     4.3* Form of Retail Global Note (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).

     4.4* Form of Institutional Global Note (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).

     4.5* Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto.)

     4.6*      Form of Certificate of Trust.

     4.7* Standard Trust Agreement Terms to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator.

     4.8* Form of Trust Agreement to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator (included as Section A to the Omnibus Instrument filed as Exhibit 4.11 hereto).

     4.9* Form of Administrative Services Agreement to be entered into between AMACAR Pacific Corp., as administrator, and Wilmington Trust Company, as trustee on behalf of the applicable trust.

    4.10* Form of Funding Agreement to be issued by Hartford Life Insurance Company.

    4.11*      Form of Omnibus Instrument.

    5.1**      Opinion of Sidley Austin Brown & Wood LLP.

    5.2*       Opinion of Counsel of Hartford Life.

    8**        Opinion of Sidley Austin Brown & Wood LLP.

   10.1* Form of Expense and Indemnity, by and between Hartford Life Insurance Company and Wilmington Trust Company, as trustee (on behalf of itself and each trust).

   10.2* Form of Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.

   10.3* Form of Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and AMACAR Pacific Corp., as trust beneficial owner and administrator.

   12*       Statement Regarding Computation of Ratio of Earnings to Fixed
             Charges.

   23.1**    Consent of Deloitte & Touche LLP.

   23.2** Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 and Exhibit 8).

   23.3*     Consent of Robinson & Cole LLP.

   23.4*     Consent of Sidley Austin Brown & Wood LLP.

   23.5*     Consent of Jonathan Mercier (included in Exhibit 5.2).

   24* Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.

   25* Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.
---------------
* Previously filed on March 18, 2005 with Registration Statement File No. 333-123441.

** Previously filed on April 12, 2005 with Registration Statement File No. 333-123441.

ITEM 17.  UNDERTAKINGS.

(a)  Rule 415 Offering.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and
          (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.


     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:


The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;


          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;


         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and


          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.


(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  Request for Acceleration of Effective Date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


(d) Filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hartford Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this post-effective amendment no.1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on this 13th day of December, 2005.


HARTFORD LIFE INSURANCE COMPANY

By:   *                                        *By:  /s/ John F. Kennedy
      ---------------------------------            -----------------------------
      Thomas M. Marra, President, Chief              John F. Kennedy
      Executive Officer and Chairman                 Attorney-In-Fact
      of the Board


Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no.1 to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


Thomas M. Marra, President, Chief
Executive Officer and Chairman of the
Board, Director*
(Principal Executive Officer)

Lizabeth H. Zlatkus, Executive Vice President   *By: /s/ John F. Kennedy
and Chief Financial Officer, Director*               ---------------------------
(Principal Financial Officer)                        John F. Kennedy
                                                     Attorney-in-Fact

Ernest M. McNeill, Jr., Vice President and
Chief Accounting Officer*                       Date: December 13, 2005
(Principal Accounting Officer)

David A. Carlson, Senior Vice President &
Deputy Chief Financial Officer, Director*

Michael L. Kalen, Executive Vice President,
Director*

John C. Walters, Executive Vice President,
Director*

David M. Znamierowski, Executive Vice President and Chief Investment Officer, Director*

EXHIBIT INDEX


   EXHIBIT
   NUMBER      DESCRIPTION
------------   -----------

     1.1* Standard Distribution Agreement Terms to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein.

     1.2* Form of Distribution Agreement to be entered into between Hartford Life Insurance Company, a Hartford Life Global Funding Trust and the Agent(s) named therein (included as Section C of the Omnibus Instrument filed as Exhibit 4.11 hereto.)

     4.1* Standard Indenture Terms to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and Wilmington Trust Company, as trustee.

     4.2* Form of Indenture to be entered into between JPMorgan Chase Bank, N.A., as indenture trustee, and a Hartford Life Global Funding Trust (included as Section B of the Omnibus Instrument filed as
               Exhibit 4.11 hereto.)

     4.3* Form of Retail Global Note (included as Exhibit A-1 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).

     4.4* Form of Institutional Global Note (included as Exhibit A-2 to the Standard Indenture Terms filed as Exhibit 4.1 hereto).

     4.5* Form of Institutional Definitive Note (included as Exhibit A-3 to the Standard Indenture Terms filed as Exhibit 4.1 hereto.)

     4.6*      Form of Certificate of Trust.

     4.7* Standard Trust Agreement Terms to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator.

     4.8* Form of Trust Agreement to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner and administrator (included as Section A to the Omnibus Instrument filed as Exhibit 4.11 hereto).

     4.9* Form of Administrative Services Agreement to be entered into between AMACAR Pacific Corp., as administrator, and Wilmington Trust Company, as trustee on behalf of the applicable trust.

    4.10* Form of Funding Agreement to be issued by Hartford Life Insurance Company.

    4.11*      Form of Omnibus Instrument.

    5.1**      Opinion of Sidley Austin Brown & Wood LLP.

    5.2*       Opinion of Counsel of Hartford Life.

    8**        Opinion of Sidley Austin Brown & Wood LLP.

   10.1* Form of Expense and Indemnity, by and between Hartford Life Insurance Company and Wilmington Trust Company, as trustee (on behalf of itself and each trust).

   10.2* Form of Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and JPMorgan Chase Bank, N.A., as indenture trustee.

   10.3* Form of Expense and Indemnity Agreement, by and between Hartford Life Insurance Company and AMACAR Pacific Corp., as trust beneficial owner and administrator.

   12*        Statement Regarding Computation of Ratio of Earnings to Fixed
              Charges.

   23.1**     Consent of Deloitte & Touche LLP.

   23.2** Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 and Exhibit 8).

   23.3*      Consent of Robinson & Cole LLP.

   23.4*      Consent of Sidley Austin Brown & Wood LLP.

   23.5*      Consent of Jonathan Mercier (included in Exhibit 5.2).

   24* Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.

   25* Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.


------------------
* Previously filed on March 18, 2005 with Registration Statement File No. 333-123441.

** Previously filed on April 12, 2005 with Registration Statement File No. 333-123441.